Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement Form S-3 of our report dated March 28, 2016, with respect to the consolidated financial statements of Capricor Therapeutics, Inc. and Subsidiary for the years ended December 31, 2015 and 2014. We also consent to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

June 14, 2016